                Exhibit 21-List of Subsidiaries and Affiliates

The following are the subsidiaries and affiliated corporations of the Company at
 December 31, 1999.  Certain subsidiaries have been omitted since they are not significant in the aggregate.


                                                          State or Jurisdiction
                                                             of Incorporation
                                                              or Organization
                                                          ---------------------

ELI LILLY AND COMPANY   (1)                                      Indiana
    Eli Lilly International Corporation                          Indiana
        Eli Lilly Iran, S.A.                                       Iran
        ELCO Insurance Company, Ltd.                             Bermuda

    Eli Lilly Interamerica, Inc.                                 Indiana
        Eli Lilly do Brasil Limitada                              Brazil
            Elanco Quimica Limitada                               Brazil
               Darilor Sociedad Anonima                          Uruguay
            Beimirco Sociedad Anonima                            Uruguay
        Eli Lilly Interamerica Inc., y Compania Limitada          Chile

    STC Pharmaceuticals, Inc.                                    Indiana
    ICOS JV                                                     Delaware
    Eli Lilly de Centro America, S.A.                           Guatemala
        Eli Lilly de Centro America, Sociedad Anonima          Costa Rica

    Eli Lilly y Compania de Mexico, S.A. de C.V.                 Mexico
    Dista Mexicana, S.A. de C.V.                                 Mexico
    Eli Lilly de Mexico, S.A. de C.V.                            Mexico


    Eli Lilly Industries, Inc.                                  Delaware
        Del Sol Financial Services, Inc.                      British V.I.
            Lilly Del Caribe, Inc.                          Cayman Islands

    Eli Lilly and Company (Taiwan), Inc.                        Taiwan
    CBI Uniforms, Inc.  *                                      Delaware
    Control Diabetes Services, Inc.                             Indiana

    SANOFI Lilly Oncology LLC                                  Delaware

    Integrated Medical Systems, Inc.                           Colorado

    ELCO Dominicana, S.A.                                    Dominican Rep.
    ELCO International Sales Corporation                     Virgin Is.-US

    Eli Lilly Finance S.A.                                    Switzerland

    Lilly Del Mar, Inc.                                  British Virgin Islands


    Eli Lilly Holdings Ltd                                      England
        Eli Lilly Group Limited                                 England
            Eli Lilly & Co. LTD.                                England
                Dista Products Limited                          England
                Eli Lilly & Co (Ireland) Trustee Limited        Ireland
                Lilly Industries                                England
                Lilly Research Centre Limited                   England
                Elanco Products Limited                         England
                Creative Packaging Limited                      England
                Greenfield Pharmaceuticals Limited              England
                Eli Lilly (Basingstoke) Limited                 England
                Eli Lilly UK Limited                            England
            Eli Lilly Group Pension Trustees Limited            England

        Lilly Pharma Holding GmbH                               Germany
            Lilly Deutschland GmbH                              Germany
                Lilly Pharma Fertigung & Distribution GmbH      Germany
                    Lilly Pharma Produktion GmbH & Co. KG       Germany
            Lilly Forschung GmbH                                Germany
            Eli Lilly Ges.m.b.H.                                Austria

            Eli Lilly Danmark A/S                               Denmark
            OY Eli Lilly Finland Ab                             Finland
            Eli Lilly Norge A.S.                                Norway
            Eli Lilly & Co. (Ireland) Limited                   Ireland
            Eli Lilly Sweden AB                                 Sweden

        Eli Lilly Asia, Inc.                                   Delaware

                Exhibit 21-List of Subsidiaries and Affiliates

The following are the subsidiaries and affiliated corporations of the Company at
 December 31, 1999.  Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                          State or Jurisdiction
                                                             of Incorporation
                                                              or Organization
                                                          ---------------------

ELI LILLY AND COMPANY   (1)  Cont'd

    Eli Lilly Australia Pty. Limited                              Australia
        Eli Lilly Australia Custodian Pty. Limited                 Bermuda
        Eli Lilly and Company (N.Z.) Limited                     New Zealand
            Eli Lilly (NZ)Staff Benefits Custodian Limited       New Zealand
            Integrated Disease Management (NZ) Limited           New Zealand

    E L Management Incorporated                             Delaware/Nova Scotia

        Eli Lilly Canada Inc.                                       Canada
        Eli Lilly S.A.                                            Switzerland

            Eli Lilly Export S.A.                                 Switzerland

            GEMS Services, S.A.                                     Belgium

            Elanco Trustees Limited                                 Ireland
            Kinsale Financial Services, Ltd.                        Ireland

            Eli Lilly (Suisse) S.A.                               Switzerland

            Eli Lilly Vostok SA, Geneva                           Switzerland

            Eli Lilly MHC S.A.R.L.                                Switzerland
                Eli Lilly Mauritius                                Mauritius
                    Ranbaxy Lilly Company                            India
            Oldfields Financial Management S.A.                   Switzerland
            Eli Lilly Suzhou Pharmaceutical Company Limited          China
            Eli Lilly Nederland B.V.                              Netherlands
                Lilly Development Centre S.A.                       Belgium
                Lilly Services S.A.                                 Belgium
                Lilly Clinical Operations S.A.                      Belgium
                Eli Lilly CR s.r.o.                               Czech Repub.
                Eli Lilly Regional GmbH                             Austria
                Eli Lilly Egypt                                      Egypt
                    ELCO SAE                                         Eqypt

             Elco Participation, sarl                               France
                Lilly France S.A.                                   France
                    Elsa France, S.A.                               France
                    LICO sarl                                       France
                    Eli Lilly Italia S.p.A.                          Italy
                    Eli Lilly Benelux, S.A.                         Belgium
                    Dista-Produtos Quimicos & Farmaceuticos,LDA     Portugal
                    Lilly-Farma, Produtos Farmaceuticos, Lda.       Portugal
                    Vital Farma Produtos Farmaceuticos              Portugal

             Dista Italia S.r.l.                                     Italy
             Pharmaserve - Lilly S.A.C.I.                            Greece
             Pharmabrand, S.A.C.I.                                   Greece
             PRAXICO Ltd.                                           Hungary
             Lilly Hungaria KFT                                     Hungary
             Eli Lilly (Philippines), Incorporated                Philippines
             Eli Lilly Ranbaxy Limited    *                          India
             Eli Lilly Israel Ltd.                                   Israel
             Eli Lilly Japan K.K.                                    Japan
                 Chugai Lilly Clinical Research Co, LTD.             Japan
             Lilly Korea LTD.                                        Korea
             Elanco Animal Health, Korea, Ltd.                       Korea
             Eli Lilly Malaysia Sdn Bhd.                            Malaysia
             Eli Lilly Maroc S.a.r.l.                                Morocco
             ELCO Production Services B.V.                         Netherlands
             Andean Regional Office                                   Peru
             Lilly Pharma Ltd.                                       Russia
             Eli Lilly-Gohar (Private) Limited    *                 Pakistan
             Eli Lilly Pakistan (Pvt.) Ltd.                         Pakistan
             Eli Lilly Polska Sp. z.o.o. (Ltd.)                      Poland
             Lilly Grodzisk Sp. z.o.o.                               Poland
             Vitalia Pharma Sp. Z.o.o.                               Poland

                Exhibit 21-List of Subsidiaries and Affiliates

The following are the subsidiaries and affiliated corporations of the Company at
 December 31, 1999.  Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                          State or Jurisdiction
                                                             of Incorporation
                                                              or Organization
                                                          ---------------------




Eli Lilly Nederland B.V. (cont'd)                                Netherlands

    ELVA Joint Laboratory       *                                   Russia
    Eli Lilly Asia Pacific Pte. Ltd.                               Singapore
    Lilly-NUS Centre for Clinical Pharmacology Pte. Ltd.           Singapore
    Eli Lilly (S.A.) (Proprietary) Limited                        South Africa
    Glaxo/Eli Lilly Partnership  *                                South Africa
       The Medikredit Joint Venture Partnership  *                South Africa
           Medikredit Pty. Ltd.  *                                South Africa
    Elanco-Valquimica, S.A.                                          Spain
       Dista, S.A.                                                   Spain
       Lilly, S.A.                                                   Spain
       Spaly Bioquimica, S.A.                                        Spain
       Irisfarma S.A.                                                Spain

    Eli Lilly Nigeria Ltd.                                          Nigeria

    Lilly Ilac Ticaret A.S.                                          Turkey
    Eli Lilly y Compania de Venezuela, S.A.                        Venezuela
    Dista Products & Compania Venezuela S.A.                       Venezuela